SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES AND EXCHANGE ACT OF 1934



             Date of Report (Date of earliest event reported)
                             JANUARY 27, 1995


                         SUN ENERGY PARTNERS, L.P.
       (Exact name of registrant as specified in its charter)


                                 DELAWARE
(State or other jurisdiction of incorporation or organization)


                                   1-9033
                         (Commission File Number)


                                 75-2070723
                   (IRS Employer Identification Number)


                  13155 NOEL ROAD, DALLAS, TEXAS  75240-5067
  (Address of principal executive offices, including zip code)


                               (214) 715-4000
           (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.


     On January 27, 1995, Sun Energy Partners, L.P. (the
Partnership) announced it has adopted a new accounting policy for determining the ceiling test for its oil and gas properties.
Effective January 1, 1994, these properties have been evaluated on an individual field basis in place of the prior total
Partnership method.

     As a result of the adoption of the new policy, a one-time non-cash charge to earnings of $577 million has been made. In addition, earnings have been restated for the first three quarters of 1994 as presented below. The new policy had a beneficial impact on 1994 depletion, depreciation and amortization charges of $65 million, which represents an improvement of about $1.25 per equivalent barrel.

                                     Quarterly Net Income (Loss)
                                       (In Millions of Dollars)
                                      As Reported   As Restated
                                      -----------   -----------
Quarter Ended March 31, 1994:
     Before cumulative effect of
       change in accounting policy       $(82)        $   21
     Cumulative effect of change in
       accounting policy                    -           (577)
                                         -----        -------
     Net loss                             (82)          (556)
Quarter Ended June 30, 1994                 -             17
Quarter Ended September 30, 1994           11             29
                                         -----        -------
          Total                          $(71)        $ (510)
                                         =====        =======

     There is no impact to oil and gas reserves, cash or borrowing agreements arising from this new accounting policy.

SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



SUN ENERGY PARTNERS, L.P.

By  Oryx Energy Company
   (Managing General Partner)


By  /s/E.W. Moneypenny
    ------------------
    E. W. Moneypenny
    Executive Vice President, Finance, Chief
      Financial Officer, and Director



Date: February 6, 1995